Exhibit 4.3

EXECUTION COPY

DOMTAR INC.

TO

THE CHASE MANHATTAN BANK,

Trustee

Indenture

Dated as of October 16, 2001

U.S.$600,000,000

7.875% Notes due 2011

DOMTAR INC.

Reconciliation and tie between Trust Indenture Act

of 1939 and Indenture, dated as of October 16, 2001

Trust Indenture Act Section		Indenture Section
§ 310	(a)(l)	608(a)
	(a)(2)	608(a)
	(b)	609
§ 312	(c)	701
§ 314	(a)	705
	(a)(4)	1004
	(c)(l)	102
	(c)(2)	102
	(e)	102
§ 315	(b)	602
§ 316	(a) (last sentence)	101 (“Outstanding”)
	(a)(l)(A)	512
	(a)(l)(B)	502, 513
	(b)	508
	(c)	104(d)
§ 317	(a)(l)	503
	(a)(2)	504
	(b)	1003
§ 318	(a)	113

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

v

		Page
SECTION 1105.	Notice of Redemption	58
SECTION 1106.	Deposit of Redemption Price	59
SECTION 1107.	Securities Payable on Redemption Date	59
SECTION 1108.	Securities Redeemed in Part	60

ARTICLE TWELVE DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.	Company’s Option to Effect Defeasance or Covenant Defeasance	60
SECTION 1202.	Defeasance and Discharge	60
SECTION 1203.	Covenant Defeasance	61
SECTION 1204.	Conditions to Defeasance or Covenant Defeasance	61
SECTION 1205.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	63
SECTION 1206.	Reinstatement	64

TESTIMONIUM		1

SIGNATURES AND SEALS		60

INDENTURE, dated as of October 16, 2001 between DOMTAR INC., a corporation duly organized and existing under the federal laws of Canada (herein called the “Company”), having its principal office at 395 de Maisonneuve Blvd. West, Montreal Quebec H3A 1L6, and The Chase Manhattan Bank, a New York banking corporation duly organized and existing under the laws of the State of New York, Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of 7.875% Notes due 2011 (herein called the “Securities”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(d) the words “herein”, “hereof and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“$” means a dollar or other equivalent unit in such coin or currency of Canada as at the time shall be legal tender for the payment of public and private debts.

“U.S.$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Section 1010.

“Additional Securities” means Securities that are issued pursuant to one or more Board Resolutions, under an Officer’s Certificate pursuant to the authority granted by one or more Board Resolutions or under a supplemental indenture after the date that the Securities are first issued by the Company and authenticated by the Trustee under this Indenture, which will rank pari passu with the Securities initially issued in all respects, except that interest will only accrue on such Additional Securities as and from the issue date of such Additional Securities or such other date as set forth in the terms of such Additional Securities.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Obligation” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the rate of interest implicit in such transaction, if known, or at the rate of 10% if such implicit rate is not known) of the obligation of the lessee for the net rental payments (as described below) during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) entered into in connection therewith, such present value to be established as at the date as of which the amount of the payment is determined and in accordance with Canadian GAAP as in effect from time to time. The term “net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of indemnities (other than any constituting basic rent) or maintenance and repairs, insurance, taxes, assessments, water rates, utilities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, production or other measures of economic performance.

“Base Currency” has the meaning specified in Section 114.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or by another officer of the Company acceptable to the Trustee as having been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Canadian GAAP” means, at any particular time, accounting principles generally accepted in Canada at such time.

“Capitalized Lease Obligation” means, with respect to any Person, any obligation of such Person as lessee with respect to any lease that is required to be capitalized on its balance sheet in accordance with Canadian GAAP as in effect from time to time. The amount of any Capitalized Lease Obligation at any time shall be the amount at which it is carried on the balance sheet of the lessee at such time in accordance with such principles.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for the Redemption Date.

“Consolidated Net Tangible Assets” means, with respect to any Person(s), the total of all assets appearing on the most recent consolidated balance sheet of such Person(s), less the sum of the following amounts appearing on such consolidated balance sheet: (i) amounts, if any, at which goodwill, trademarks, tradenames, copyrights, patents and other similar intangible assets (other than timber licenses) and unamortized stock or debt commission, discount, expense and premium shall appear as assets, (ii) all amounts at which investments in Subsidiaries which are not being consolidated shall appear on such consolidated balance sheet as assets, (iii) the amount of all liabilities appearing on such consolidated balance sheet as current liabilities, and (iv) any minority interest appearing on such consolidated balance sheet; all as determined, except for the accounting of the Company’s investment in Norampac Inc. as an equity investment, on a consolidated basis in accordance with Canadian GAAP as in effect from time to time.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 450 West 33rd Street, 15th Floor, New York, New York, 10001, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“corporation” includes corporations, associations, companies and business trusts.

“covenant defeasance” has the meaning specified in Section 1203.

“Debt” means all Capitalized Lease Obligations and any undischarged indebtedness for money borrowed, whether or not evidenced by any note, bond, debenture or other instrument; provided, however, that Debt shall not include any Debt for the payment or redemption of which money in the necessary amount shall have been deposited in irrevocable trust either at or before the maturity or redemption date thereof.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 308.

“defeasance” has the meaning specified in Section 1202.

“Depositary” means DTC, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Depositary” shall mean such successor Person.

“DTC” has the meaning specified in Section 202.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Holder” has the meaning specified in Section 1010.

“Exempted Debt” means without duplication (a) all Debt of the Company and its Restricted Subsidiaries which is secured by a Mortgage described in clause (7) of Section 1006 and (b) all Attributable Obligations in respect of Sale and Leaseback Transactions described in paragraph (b) of Section 1007.

“Funded Debt” of any Person means any Debt, whether issued, assumed or guaranteed by any Person, maturing by its terms more than one year from the date of issuance, assumption or guarantee thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of issuance, assumption or guarantee thereof by such Person.

“Global Security” has the meaning specified in Section 201.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Investment Banker” means one of the Reference Dealers selected by the Company.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Judgment Currency” has the meaning specified in Section 114.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Mortgage” means any mortgage, hypothec, privilege, pledge, security interest, floating charge or other similar lien or encumbrance.

“Notice of Default” has the meaning specified in Section 501.

“Officer’s Certificate” means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company (or by any two officers, one of whom shall be the principal financial officer, of the Company duly authorized for the purpose by a Board Resolution and acceptable to the Trustee), and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 102.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 102, if and to the extent required hereby.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

(iv) Securities which have been paid pursuant to Section 307 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser (as defined in Article 8 of the Uniform Commercial Code) in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Principal Facility” means any mill, converting plant or manufacturing plant owned or leased at the date of this Indenture or acquired or leased by the Company or any Subsidiary after such date and which is located within Canada or the United States, other than any mill or plant the fair value of which as determined by the Board of Directors does not at the time exceed 1% of the Consolidated Net Tangible Assets of the Company.

“Principal Property” means, as the context may require, any real or immoveable property forming part of or constituting any or all of the following: any Principal Facility or Timberlands.

“Property” means any asset, revenue or any other property or property right or interest, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“Purchase Money Obligation” means any indebtedness, whether or not secured, incurred in respect of the cost of acquisition of any property (including shares of Capital Stock or Debt) or of the cost of construction or improvement of any property acquired, constructed or improved after the date of this Indenture, which indebtedness existed at the time of acquisition or was created, issued, incurred, assumed or guaranteed contemporaneously with the acquisition, construction or improvement or within 120 days after the completion thereof (or subsequently if created pursuant to a firm commitment financing arrangement obtained within such 120-day period, provided that the related indebtedness is created within 90 days after the expiration of such 120-day period) and includes any extension, renewal or refunding of any such indebtedness if the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased.

“rate(s) of exchange” has the meaning specified in Section 114.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Dealer” means, (1) J.P. Morgan Securities Inc. and its successors; provided, however, that if it shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute for it another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted by the Reference Dealer at 5:00 p.m. (New York time) on the third Business Day preceding the Redemption Date.

“Regular Record Date” for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means (a) a Subsidiary which, as at the end of the Company’s then most recently completed fiscal quarter, had Consolidated Net Tangible Assets representing at least 5% of the Consolidated Net Tangible Assets of the Company and owns or leases any interest in a Principal Property and (b) any other Subsidiary which the Board of Directors shall have determined to be a Restricted Subsidiary. Any determination mentioned in (b) shall be irrevocable provided, however, that the Board of Directors may determine that a Restricted Subsidiary described in (b) shall cease to be a Restricted Subsidiary and shall become an Unrestricted Subsidiary if (i) a Person other than the Company or a Restricted Subsidiary shall hold a minority interest in such Restricted Subsidiary of at least 15% of the common shareholders’ equity of such Restricted Subsidiary and (ii) immediately after such Restricted Subsidiary becomes an Unrestricted Subsidiary, no Default or Event of Default shall exist.

“Sale and Leaseback Transaction” has the meaning specified in Section 1007.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 306.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 308.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any Person means any corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, by or for the benefit of the Company or by or for any corporation in like relation to the Company and includes any corporation in like relation to a Subsidiary.

“Tax Act” means the Income Tax Act (Canada).

“Taxes” has the meaning specified in Section 1010.

“Timberlands” means any real or immovable property located within Canada or the United States and (a) which is owned by the Company or any Subsidiary and contains, or (b) with respect to which the Company or any Subsidiary is entitled under any lease, license or similar agreement to cut and remove, standing timber which is (or upon completion of a growth cycle then in process is expected to become) of a commercial quantity and of merchantable quality, other than (i) any such property which at the time of determination is not held primarily for the production of lumber or other wood products, (ii) any such property the fair value of which as determined by the Board of Directors does not at the time exceed 1% of the Consolidated Net Tangible Assets of the Company or (iii) any reserves of oil and gas located under such property.

“Trust Indenture Act” or “TIA” means the United States Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905; provided, however, that in the event the Trust Indenture Act is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Government Obligations” has the meaning specified in Section 1204.

“Unrestricted Subsidiary” means a Subsidiary which is not or which has ceased to be a Restricted Subsidiary.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person means Capital Stock of any class of such Person having under all circumstances the right to elect at least a majority of the board of directors of such Person, provided that, for the purposes of this Indenture, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Stock nor shall any shares be deemed to cease to be Voting Stock solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary all of whose Voting Stock (other than shares required to be owned by directors under any applicable law) are owned by the Company and/or one or more of its Wholly-Owned Restricted Subsidiaries.

SECTION 102. Compliance Certificates and Opinions.

(a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel such action is authorized or permitted by this Indenture and that all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1004) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c) Any certificate or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which such certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

(d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, waiver, act, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, waiver, act, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Institutional Trust Services, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106. Notice to Holders; Waiver.

(a) Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

SECTION 107. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 109. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111. Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 112. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

SECTION 113. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 114. Conversion of Currency.

The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Securities and this Indenture:

(a) (i) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in Base Currency originally due.

(b) In the event of the winding-up of the Company at any time while any amount or damages owing under the Securities and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the equivalent of the amount in Base Currency due or contingently due under the Securities and this Indenture (other than under this paragraph (b)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this paragraph (b) of Section 114, the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in paragraphs (a)(ii) and (b) of this Section 114 shall constitute separate and independent obligations of the Company from its other obligations under the Securities and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under paragraph (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or its liquidator. In the case of paragraph (b) above, the amount of such deficiency shall not be deemed to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term “rate(s) of exchange” shall mean the Bank of Canada noon rate for purchase of Base Currency with the Judgment Currency as reported by REUTERS on screens BOFC and BOFD.

(e) The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 114.

SECTION 115. Agency for Service; Submission to Jurisdiction; Waiver of Immunities.

(a) By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System, as its authorized agent for service of process in any suit, action or proceeding arising out of or based upon the Securities or this Indenture that may be instituted in any federal or state court located in the Borough of Manhattan in The City of New York, or brought under federal or state securities laws or brought by the Trustee, and acknowledges that CT Corporation System has accepted such designation, (ii) irrevocably submits to the nonexclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to it (mailed or delivered to the Company’s Senior Vice President and Chief Financial Officer at its principal office in Montreal, Canada as specified in Section 105(2) in this Indenture) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding. The Company further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect.

(b) To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

SECTION 116. Incorporators, Shareholders, Officers and Directors of the Company Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Forms Generally.

(a) The Securities and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

(b) The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

(c) The Securities will initially be issued in global form (the “Global Security”). Such Global Security shall represent such of the Outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amounts of

Outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of the Global Security to reflect the amount of any increase or decrease in the amount of Outstanding Securities represented thereby shall be made by the Trustee and Depositary in accordance with instructions given by the holder thereof. The Global Security evidencing the Securities (and all Securities issued in exchange therefor) shall bear the legend indicated in this Article.

(d) Any form of Security approved by or pursuant to a Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee’s authentication of Securities in that form or a certificate signed by a Responsible Officer of the Trustee and delivered to the Company.

SECTION 202. Form of Face of Security.

The Securities and the Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the following forms:

(FORM OF FACE OF SECURITY)

Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of DTC or a nominee of DTC. This Security is exchangeable for Securities registered in the name of a Person other than DTC or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC) may be registered except in limited circumstances.

DOMTAR INC.

7.875% Note due 2011

CUSIP:
No.	U.S.$

Domtar Inc., a corporation duly organized and existing under the federal laws of Canada (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of                          Dollars on October 15, 2011, at the office or agency of the Company referred to below, and to pay interest thereon on April 15, 2002 and semi-annually thereafter, on April 15 and October 15 in each year, from October 16, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 7.875% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any, on) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by transfer to an account maintained by the payee located in the United States.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	DOMTAR INC.

By
Name:
Title:

By
Name:
Title:

Attest:

Authorized Signature

SECTION 203. Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company designated as its 7.875% Notes due 2011 (herein called the “Securities”), which may be issued under an indenture (herein called the “Indenture”) dated as of October 16, 2001 between the Company and The Chase Manhattan Bank, trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities are subject to redemption upon not less than 30 nor more than 60 days’ notice, at any time, as a whole or in part, at the option of the Company, at a Redemption Price equal to the greater of:

(1) 100% of the principal amount of the Securities, or

(2) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities (not including any portion of the payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 35 basis points, plus, in each case, accrued interest thereon to the Redemption Date.

The Securities will be subject to redemption at any time, in whole but not in part, at a Redemption Price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if (i) the Company determines that (A) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after October 11, 2001, the Company has or will become obligated to pay, on the next succeeding Interest Payment Date, Additional Amounts or (B) on or after October 11, 2001, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in clause (A) above, whether or not such action was taken or decision was rendered with respect to the Company, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to the Company of legal counsel of recognized standing, will result in an obligation to pay, on the next succeeding Interest Payment Date, Additional Amounts with respect to any Securities and (ii) in any such case the Company in its business judgment determines that such obligation cannot be avoided by the use of reasonable measures available to the Company;

provided, however, that (1) no such notice of redemption may be given earlier than 90 or later than 30 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts where a payment in respect of the Securities is then due, and (2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

This is one of the Securities referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee

By
Authorized Officer

ARTICLE THREE

THE SECURITIES

SECTION 301. Title and Terms.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

(b) The Securities shall be known and designated as the “7.875% Notes due [Missing text] f the Company. Their Stated Maturity shall be October 15, 2011, and they shall bear interest at the rate of 7.875% per annum from October 16, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on April 15, 2002 and semi-annually thereafter on April 15 and October 15 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.

(c) The principal of (and premium, if any) and interest (and Additional Amounts, if any) on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid (i) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register or (ii) by transfer to an account maintained by the payee located in the United States.

(d) The Securities shall be redeemable as provided in Article Eleven.

(e) Additional Securities ranking pari passu with the Securities issued on the date hereof may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single series with the Securities initially issued and shall have the same terms as to status, redemption or otherwise as the Securities originally issued, except that interest will accrue on such Additional Securities as and from the issue date of such Additional Securities or such other date as set forth in the terms of such Additional Securities. Any Additional Securities shall be issued pursuant to one or more Board Resolutions under an Officer’s Certificate pursuant to the authority granted by one or more Board Resolutions, or under a supplemental indenture to this Indenture.

SECTION 302. Denominations.

The Securities shall be issuable only in registered form without coupons and only in denominations of U.S.$1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

(a) The Securities shall be executed on behalf of the Company by its Chairman, its President or a Vice President, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

(b) Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

(d) Each Security shall be dated the date of its authentication.

(e) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

SECTION 304. Global Security.

(a) A Global Security may only be issued to the Depositary or a nominee of the Depositary and may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor depositary.

(b) If at any time (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security, or (ii) the Depositary shall no longer be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation, at which time the Depositary is required to be so registered under the Exchange Act or other applicable statute or regulation and in the case of either clause (i) or (ii) above a successor depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (iii) the Company, in its sole discretion, determines that such Global Security shall be exchangeable as described below, the Company will execute, and, subject to Article Three of this Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Securities in certificated non-book entry, definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. In addition, the Company may at any time determine that the Securities shall no longer be represented by a Global Security. In such event, the Company will execute, and subject to Section 303 of this Indenture, the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Company, will authenticate and deliver the Securities in certificated non-book entry, definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in certificated non-book entry, definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security, the Global Security shall be surrendered to and cancelled by the Trustee. Such Securities in certificated non-book entry, definitive registered form issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, or successor depositary, as the case may be, pursuant to instructions from the direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

(c) Except as otherwise set forth in this Indenture or a Global Security, owners of beneficial interests in the Securities evidenced by a Global Security will not be entitled to any rights under this Indenture with respect to such Global Security, and the Depositary or its nominee may be treated by the Company, the Trustee and any agent of the Company or the Trustees as the owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Security.

SECTION 305. Temporary Securities.

(a) Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

(b) If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 306. Registration, Registration of Transfer and Exchange.

(a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security

Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided.

(b) Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

(c) At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(d) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(e) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(f) No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 305, 906 or 1108 not involving any transfer.

(g) The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 307. Mutilated, Destroyed, Lost and Stolen Securities.

(a) If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the

Company or the Trustee that such Security has been acquired by a protected purchaser (as defined in Article 8 of the Uniform Commercial Code), the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

(c) Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(d) Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 308. Payment of Interest; Interest Rights Preserved.

(a) Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309, to the address of such Person as it appears in the Security Register or (ii) transfer to an account maintained by the payee located in the United States.

(b) Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such

Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 309. Persons Deemed Owners.

Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 306 and 308) interest on such Security and for all other purposes whatsoever (other than the payment of Additional Amounts, if any), whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 310. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation of any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Securities be returned to it or that a certification of their disposal be delivered to the Company.

SECTION 311. Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

(a) This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 307 and (ii) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity with one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, under Section 1010 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest (including Additional Amounts) due on any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal (or premium, if any) in respect of any Security when such principal or premium becomes due, whether upon its Maturity, redemption or otherwise; or

(3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a default in the performance, or breach, of a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) default by the Company or any Restricted Subsidiary under any one or more indentures or instruments evidencing or under which the Company or any Restricted Subsidiary has at the time outstanding indebtedness for borrowed money in an aggregate principal amount of at least U.S.$50,000,000 (or its equivalent in other currencies) shall happen and be continuing and (i) shall consist of a failure to make any payment of principal at Maturity or (ii) shall have resulted in the acceleration of such indebtedness so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable or shall have resulted in the enforcement of any security for such indebtedness; or

(5) the taking or entering against the Company or any Restricted Subsidiary of a judgment or decree for the payment of money in excess of U.S.$50,000,000 (or its equivalent in other currencies) in the aggregate, if the Company or such Restricted Subsidiary, as the case may be, fails to file an appeal therefrom within the applicable appeal period or, if the Company or such Restricted Subsidiary, as the case may be, does file an appeal therefrom within such period, such judgment or decree is not within a period of 90 days from the date thereof, and does not remain, vacated, discharged or stayed; or

(6) the making by the Company or any Restricted Subsidiary of an assignment for the benefit of its creditors, the filing by it of a petition for the declaration of its own bankruptcy, the consenting by it to the institution of, or the granting by a court of, bankruptcy or other insolvency proceedings against it, the admission by the Company or any Restricted Subsidiary to some or all of its creditors at a meeting or by other means of communication that it is insolvent or the commencement by the Company or any Restricted Subsidiary of any proceeding relative to its indebtedness under any reorganization, arrangement, compromise, adjustment or postponement of debt, dissolution, winding up, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

(7) the making of an order or judgment by a court having jurisdiction adjudging the Company or any Restricted Subsidiary bankrupt or insolvent or ordering the winding up or liquidation or rearrangement of its affairs, or the seizure or attachment of all or a substantial part of the Company’s or any Restricted Subsidiary’s property at the instance of a creditor, or the appointment of a Person to take possession or control under an agreement subjecting the property of the Company or any Restricted Subsidiary to a security interest or pursuant to an order of any court having jurisdiction of all or a substantial part of the property or the inventory of the Company or any Restricted Subsidiary, such Person to include a receiver, a receiver-manager, an agent, a sequestrator, a trustee under a trust indenture, a creditor in possession or any Person or corporation authorized to act on their behalf, provided that such order, judgment, seizure or attachment remains in force or such taking of possession or control continues in effect for a period of 90 consecutive days during which a stay of enforcement shall not be in effect.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all the Securities (and premium, if any) and all interest thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (and premium, if any) and interest thereon shall become immediately due and payable.

(b) At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

(A) all overdue interest on all Outstanding Securities,

(B) all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal (and premium, if any) at the rate borne by the Securities,

(C) to the extent that payment of such interest is legally enforceable, interest on overdue interest at the rate borne by the Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

(2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Company covenants that if

(1) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

(c) If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file a proof of claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on,) and interest on the Securities in respect of which or for the benefit of which such money has been collected, rateably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto.

SECTION 507. Limitation on Suits.

No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee satisfactory indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Security, of the principal of (and premium, if any, on) and (subject to Section 308) interest on, such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

SECTION 513. Waiver of Past Defaults.

(a) Subject to Section 502, the Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default

(1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

(b) Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 514. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Duties of Trustee.

(a) If an event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

SECTION 602. Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that, in the case of any Default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

SECTION 603. Certain Rights of Trustee.

(a) Subject to the provisions of TIA Sections 315(a) through 315(d):

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(9) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities of any series unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such Default or event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any obligor on the Securities of any series or by any Holder of the Securities of any series.

(b) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 604. Trustee Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

Subject to the provisions of Section 1003 of this Indenture, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607. Compensation and Reimbursement.

(a) The Company agrees:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(b) The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.

(c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or (7), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable United States Federal or State, or any Canadian bankruptcy, insolvency or other similar law.

(d) The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

SECTION 608. Corporate Trustee Required; Eligibility.

There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(l) and shall have a combined capital and surplus of at least U.S.$50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of United States Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 609. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 610. Acceptance of Appointment by Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any of the Securities shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities:

(a) semi-annually not more than 15 days after each record date for the payment of semi-annual interest on the Securities, as hereinabove specified, as of such record date, and

(b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished, provided that if and so long as the Trustee shall be the Security Registrar, such list shall not be required to be furnished to the Trustee.

SECTION 702. Preservation of Informal Communications with Securityholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 701 and as to the names and addresses of Holders received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

(b) The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(c) Holders may communicate as provided in TIA Section 312(b) with other Holders of Securities with respect to their rights under this Indenture or under the Securities.

SECTION 703. Disclosure of Names and Addresses of Holders.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 704. Reports by Trustee.

(a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

(b) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(c) A copy of such report shall, at the time of such transmission to the Holders, be filed by the Trustee with the Company (Attn: Senior Vice-President and Chief Financial Officer), with each securities exchange upon which any of the Securities are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee when the Securities become listed on any stock exchange.

SECTION 705. Reports by Company.

The Company shall:

(1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(3) notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall continue to file with the Commission and provide the Trustee:

(A) within 140 days (in the case of Form 40-F) or six months (in the case of Form 20-F) after the end of each fiscal year, the information required to be contained in annual reports on Form 40-F or 20-F as applicable (or any successor form); and

(B) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the information required to be contained in reports on Form 6-K (or any successor form) which, regardless of applicable requirements, shall, at a minimum, consist of such information required to be provided in quarterly reports under the laws of Canada or any province or territory thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not the Company has any of its securities so listed.

Such information, to the extent permitted by the rules and regulations of the Commission, may be prepared in accordance with Canadian disclosure requirements and Canadian GAAP; provided, however, that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filings; and

(4) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1), (2) and (3) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, etc., Only on Certain Terms.

(a) The Company shall not consolidate with, amalgamate with or merge into or enter into any statutory arrangement with any other corporation or convey, transfer or lease all or substantially all of its property and assets to any Person, unless:

(1) the entity formed by or continuing from such consolidation or amalgamation or into which the Company is merged or the Person which acquires by operation of law or by conveyance, transfer, or lease all or substantially all of the property and assets of the Company shall be a corporation organized or existing under the laws of the United States, any State thereof or the District of Columbia or the laws of Canada or any province or territory thereof and shall (except where such assumption is deemed to have occurred by the sole operation of law) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company’s obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Securities and the performance and observance of every covenant of the Company under this Indenture to be performed or observed;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing under this Indenture; and

(3) the Company or such Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, conveyance or transfer or lease and such supplemental indenture, if any, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) If, as a result of any such transaction, any properties or assets of the Company or any Restricted Subsidiary of the Company become subject to a Mortgage, then, unless such Mortgage could be created pursuant to Section 1006 without equally and rateably securing the Securities, the Company, simultaneously with or prior to such transaction, will cause the Securities and its other obligations under this Indenture to be secured equally and rateably with or prior to the indebtedness secured by such Mortgage for so long as such indebtedness is secured thereby.

SECTION 802. Successor Person Substituted.

Upon any consolidation or amalgamation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities may be dissolved and liquidated.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

(2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default; or

(4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 610; or

(5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

(6) to secure the Securities pursuant to the requirements of Section 801(b) or 1006 or otherwise; or

(7) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under any applicable law of the United States and Canada or of any province or territory thereof to the extent they do not conflict with the applicable law of the United States heretofore or hereafter enacted; or

(8) to issue Additional Securities.

SECTION 902. Supplemental Indentures with Consent of Holders.

(a) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) change the Stated Maturity of the principal of or any installment of interest on any Security, including any requirement of the Company to pay Additional Amounts, or reduce the principal amount thereof, or the premium, if any, on, or any interest thereon or the rate of interest thereon or reduce the amount payable upon the acceleration of any Stated Maturity or the amount thereof provable in bankruptcy pursuant to Section 504, or the amount of any accrued and unpaid interest thereon, or change the place of payment or currency in which any Security or any principal (or premium, if any), or interest thereon is payable, or impair the right to institute suit for the enforcement of any payment with respect to the Securities, or

(2) reduce the percentage in principal amount of the Outstanding Securities or the accrued and unpaid interest thereon, or the rate of interest thereon if any, payable on the Redemption Date of any Security, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture applicable to such Security or certain defaults hereunder and their consequences provided for in this Indenture, or

(3) modify any of the provisions of this Section or Sections 513 and 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(4) reduce the voting or quorum requirements relating to meetings of Holders of the Securities, or

(5) modify the provisions of Section 1010 in a manner adverse to the Holders.

(b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 102, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 907. Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium, if any, and Interest.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

(a) The Company will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 1003. Money for Security Payments to Be Held in Trust.

(a) If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any, on) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b) Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (or premium, if any, on), or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (or premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

(c) The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

(e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any, on) or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Statement as to Compliance.

(a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer stating, as to each signer thereof, that:

(1) a review of the activities of the Company during such fiscal year and of its performance under this Indenture has been made under his or her supervision and

(2) to the best of his or her knowledge, based on such review, the Company has fulfilled all conditions and covenants under this Indenture throughout such fiscal year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof.

(b) For purposes of this Section 1004, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 1005. Corporate Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company and any Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006. Negative Pledge.

The Company will not itself and will not permit any Restricted Subsidiary to, create, assume or otherwise have outstanding after the date of this Indenture any Mortgage, upon any Principal Property of the Company or of any Restricted Subsidiary or upon any shares of Capital Stock or Debt of any Restricted Subsidiary, whether owned at the date of this Indenture or hereafter acquired by the Company or by any Restricted Subsidiary, to secure any Debt of the Company or any Restricted Subsidiary, without making effective provision concurrently with the creation of any such Mortgage whereby the Securities (together with, any other Debt of the Company ranking equally with or in priority to the Securities and then existing or thereafter created if the Company shall determine such is required by the terms of such Debt) shall be secured by a Mortgage equally and rateably with or prior to such Debt, so long as such Debt shall be so secured; provided, however, that the foregoing restrictions shall not be applicable to:

(1) Mortgages in favor of the Company or any Wholly-Owned Restricted Subsidiary;

(2) any Mortgage to secure a Purchase Money Obligation provided that (A) in the case of any construction or improvement of any property, the Mortgage shall not apply to any property owned by the Company or any Restricted Subsidiary at the time of the commencement of such construction or improvement, other than any real or immoveable property which is substantially unimproved for the purposes of the Company or any Restricted Subsidiary and on which the property so constructed or improved is located, and other than any machinery or equipment installed at any time so as to constitute immoveable property or a fixture on the real property on which the property so constructed or improved is located and (B) in the case of any acquisition of property, the Mortgage shall not apply to any property owned by the Company or any Restricted Subsidiary immediately prior to the consummation of the acquisition;

(3) Mortgages securing obligations issued by Canada or any province or territory thereof, a State of the United States or the District of Columbia or any territory or possession of the United States, or any political subdivision, agency or authority of any of the foregoing, to finance the acquisition, construction or improvement of property subject to such Mortgages, including without limitation Mortgages incurred in connection with pollution control, industrial revenue or similar financings;

(4) any Mortgage required to be given or granted by any Restricted Subsidiary pursuant to the terms of any trust deed or similar document entered into by such Restricted Subsidiary prior to the date it became a Restricted Subsidiary;

(5) Mortgages existing as of the date of this Indenture;

(6) any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) of any Mortgage referred to in clauses (1) through (5) above, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal, alteration or replacement and provided further, however, that such extension, renewal, alteration or replacement shall be limited to all or a part of the property or other assets which secured the Mortgage so extended, renewed, altered or replaced (plus improvements on such property or other assets); and

(7) a Mortgage (including successive extensions, renewals, alterations or replacements thereof) not excepted by clauses (1) through (6) above, provided that after giving effect thereto Exempted Debt does not exceed 10% of the Consolidated Net Tangible Assets of the Company.

SECTION 1007. Limitation on Sale and Leaseback Transactions.

(a) The Company will not, and will not permit any Restricted Subsidiary of the Company to, enter into any arrangement with any Person (other than the Company or a Restricted Subsidiary) providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, or any Property which together with any other Property subject to the same transaction or series of related transactions would in the aggregate constitute a Principal Property, whether owned at the date of this Indenture or thereafter acquired (except for leases for a term of not more than three years), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (other than the Company or a Restricted Subsidiary), more than six months after the acquisition, completion of construction, or commencement of operations of such property, with the intention of taking back a lease of such property (herein referred to as a “Sale and Leaseback Transaction”) unless the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair value of such property and unless:

(1) The Company or such Restricted Subsidiary would, at the time of entering into such arrangement, be entitled, without equally and rateably securing the Securities, to create a Mortgage on such property to secure a Debt in an amount at least equal to the Attributable Obligation in respect to such Sale and Leaseback Transaction pursuant to the provisions of Section 1006, or

(2) The Company or any Restricted Subsidiary shall apply an amount equal to the net proceeds of such sale or transfer within 180 days after receipt thereof to (A) the retirement (other than mandatory retirement or by way of payment at maturity) of Funded Debt of the Company or any Funded Debt of any Restricted Subsidiary ranking on a parity with, or prior to, the Securities and owing to a Person other than the Company or any Affiliate of the Company, or (B) the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in such sale) forming part of or constituting Principal Property having a value at least equal to the net proceeds of such sale.

(b) Notwithstanding the provisions of paragraph (a) of this Section 1007, the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction in addition to those permitted by paragraph (a) of this Section 1007, and without any obligation to retire Funded Debt or to acquire property, facilities or equipment, provided at the time of entering into such Sale and Leaseback Transactions and after giving effect thereto, Exempted Debt does not exceed 10% of the Consolidated Net Tangible Assets of the Company.

SECTION 1008. Calculations.

For the purposes of the calculations required to be made under Section 1006 and 1007:

(1) when determining any ratio between Exempted Debt and Consolidated Net Tangible Assets, such determination (which may stipulate such Consolidated Net Tangible Assets to be not less than a stated amount without stipulating the exact amount thereof) shall be made by a financial officer of the Company, on the basis of the most recent available financial statements or financial data, as at a date not more than 120 days prior to the date on which the Exempted Debt in respect of which such ratio is being determined is to be incurred or, in the case of an Attributable Obligation, the date on which the Sale and Leaseback Transaction is to be entered into, and there shall be taken into calculation all issues and retirements of Funded Debt and Exempted Debt (without duplication) and of shares of Capital Stock and the proceeds of such issues and the expenditures on such retirements made and received, as the case may be, and such change in the value of Consolidated Net Tangible Assets as shall be deemed material, subsequent to the date as of which such determination is being made up to and including the first date on which any of the Exempted Debt in respect of which such determination is being made is to be incurred or entered into and including all the other Exempted Debt which have been concurrently authorized for issue and the estimated net proceeds to be received on the issue of such other Exempted Debt;

(2) there shall be excluded from such calculations all Exempted Debt of the Company payable to a Restricted Subsidiary or of any Restricted Subsidiary payable to the Company or to any other Restricted Subsidiary;

(3) all such calculations and determinations shall be made in accordance with Canadian GAAP; and

(4) the Trustee shall not be obligated to recalculate, recompute or confirm any such calculations.

SECTION 1009. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 801(b), 1005, 1006, 1007, 1011, 1012 or 1013, if before the time for such compliance the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1010. Additional Amounts.

(a) All payments made by or on behalf of the Company under or with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other government charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or any political subdivision thereof, or by any authority or agency therein or thereof having power to tax (“Taxes”), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including with respect to Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder (an “Excluded Holder”) in respect of the beneficial owner thereof (1) with which the Company does not deal at arm’s length (for purposes of the Tax Act) at the time of the making of such payment, (2) which is subject to such Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes or (3) which is subject to such Taxes by reason of its carrying on business in or being connected with Canada or any province or territory thereof other than by the mere holding of Securities or the receipt of payments thereunder.

(b) The Company will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Company will pay all taxes, interest and other liabilities which arise by virtue of any failure of the Company to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. The

Company will furnish to the Holders, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company.

(c) The Company will indemnify and hold harmless each Holder (other than all Excluded Holders) for the amount of (1) any Taxes not withheld or deducted by the Company and levied or imposed on and paid by such Holder as a result of payments made under or with respect to the Securities, (2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (3) any Taxes imposed with respect to any reimbursement under clauses (1) or (2) of this paragraph (c) of this Section 1010.

(d) At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company is aware that it will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and setting forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 1010 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

SECTION 1011. Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Mortgage upon any Property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1012. Maintenance of Properties.

The Company will cause all its Properties to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent or restrict the sale, abandonment or other disposition of any of such Properties if such action is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.

SECTION 1013. Appointment to Fill a Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 609, a Trustee, so that there shall at all times be a Trustee hereunder.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Right of Redemption.

(a) The Securities may be redeemed, at the option of the Company, at any time as a whole or in part, at a Redemption Price equal to the greater of:

(1) 100% of the principal amount of the Securities, or

(2) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities (not including any portion of the payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 35 basis points, plus, in each case, accrued interest thereon to the Redemption Date.

(b) The Securities will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if (i) the Company determines that (A) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after October 11, 2001, the Company has or will become obligated to pay, on the next succeeding Interest Payment Date, Additional Amounts or (B) on or after October 11, 2001, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in clause (A) above, whether or not such action was taken or decision was rendered with respect to the Company, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to the Company of legal counsel of recognized standing, will result in an obligation to pay, on the next succeeding Interest Payment Date, Additional Amounts with respect to any Securities and (ii) in any such case the Company in its business judgment determines that such obligation cannot be avoided by the use of reasonable measures available to the Company; provided, however, that (1) no such notice of redemption may be given earlier than 90 or later than 30 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts where a payment in respect of the Securities is then due, and (2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

SECTION 1102. Applicability of Article.

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.

SECTION 1104. Selection by Trustee of Securities to Be Redeemed.

(a) If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

(b) The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

(c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 1105. Notice of Redemption.

(a) Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

(b) All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

(3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date, the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

(6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any.

(c) Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

SECTION 1106. Deposit of Redemption Price.

At or prior to 10 a.m. New York time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1107. Securities Payable on Redemption Date.

(a) Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 308.

(b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

SECTION 1108. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

SECTION 1202. Defeasance and Discharge.

Upon the Company’s exercise under Section 1201 of the option applicable to this Section 1202, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1204 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 305, 306, 307, 1002, 1003 and 1010, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Securities.

SECTION 1203. Covenant Defeasance.

Upon the Company’s exercise under Section 1201 of the option applicable to this Section 1203, the Company shall be released from its obligations under Sections 801(b), 1005, 1006, 1007, 1011 or 1012, with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1204. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Securities:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any, on) and interest on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest applicable to the Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and (ii) all amounts due to the Trustee under Section 607; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

(2) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (6) and (7) of Section 501 hereof are concerned, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(4) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred.

(5) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such covenant defeasance not occurred.

(6) The Company shall have delivered to the Trustee an Opinion of Counsel in Canada or a ruling from Canada Customs and Revenue Agency to the effect that the

Holders of the Outstanding Securities will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Outstanding Securities include Holders who are not resident in Canada).

(7) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust created hereunder to be subject to the U.S. Investment Company Act of 1940, as amended.

(8) The Company is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ended on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(9) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with (except in the case of the Opinion of Counsel as to matters of fact, as to which no opinion need be expressed).

SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the “Trustee”) pursuant to Section 1204 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

(c) Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 1206. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Company makes any payment of principal of (or premium, if any, on) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

IN WITNESS WHEREOF have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

DOMTAR INC.

By
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By
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THE CHASE MANHATTAN BANK, as Trustee

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